Salary Continuation Agreement


THIS  AGREEMENT  dated  as of  January  1,  1995,  between  BAY AREA  BANK  (the
"Corporation" or the "Company"), a wholly owned subsidiary of Bay Area Bancshares and JOHN O. BROOKS (the "Participant") is freely entered into by the parties.

         The Company primarily is engaged in the banking business.

         The Participant is a member of the Company's key management team and has been employed by the Company since November, 1992.

         The Participant is presently employed in an executive capacity by Company as its Chief Executive Officer. The Company believes that the Participant's services are and will continue to be of great value to the Company, and therefore the Company and the Participant have negotiated this salary continuation arrangement and are documenting same by means of this Agreement.

         The Company wishes to provide a salary continuation benefit to Participant of Eighty Thousand Dollars ($80,000) a year (the "Target Benefit") for Fifteen (15) years after retirement. The Target Benefit is contingent upon survival and the employment and performance standards being met.

         The execution of this Agreement by the Company has been duly authorized by its Board of Directors (the "Board"), by appropriate resolution granting authority to the signatory officer to execute the Agreement on behalf of the Company. In reaching its decision reflected in this Agreement, the Board thoroughly evaluated various alternatives respecting compensation, considered the Company's best interests, and determined that this Agreement is fair and reasonable to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

         1. The Participant agrees to serve the Company at the pleasure of the Board as the Company's Chief Executive Officer and further agrees to perform such services not inconsistent with his position as shall from time to time be assigned to the Participant by the Board.

2. During the term of his employment, the Participant shall devote all of his time, attention skill and efforts to the performance of his duties for the Company.

         3. In addition to base salary and whatever other benefits the Board has or shall determine to be appropriate for the Participant, the Company agrees to pay to the Participant the amount of compensation credited under paragraph 4, payable as provided in paragraph 5 below, unless forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below.

         4. (a) The Target Benefit is comprised of Two (2) parts, the "Basic Benefit" and the "Performance Benefit". If the employment standards applicable to the Participant are satisfied and the Company performance standards described below are continuously met through December 31, 2005, the Performance Benefit payable to the Participant would be Seventy Eight Thousand Dollars ($78,000) a year for Fifteen (15) years beginning April 30, 2006 (the "Performance Benefit"). After the Participant's death if the Participant's spouse is still living, One Hundred Percent (100%) of the Performance Benefit (but no part of the Basic Benefit) will be payable to the Participant's spouse for the remainder of the Fifteen (15) year period. All benefits under this Agreement will cease after the death of the survivor of the Participant and the Participant's spouse.

                  (b) Beginning January 1, 1995, each year that the Company meets the performance standards described in subparagraph (d) below while the Participant continues as the Company's Chief Executive Officer and is so employed on the last day of such year, One Eleventh (1/11th) of the Performance Benefit shall vest on the last day of the Company's fiscal year. For example, if the Company meets the performance standards described in subparagraph (d) below for each and every year through the year 2005 but the Participant retires as the Company's Chief Executive Officer on April 20, 2005 or if the Company meets the performance standards described in subparagraph (d) below for ten of the eleven years through the year 2005 and the Participant retires as the Company's Chief Executive Officer on April 20, 2006, the Participant would only be entitled to receive Ten Elevenths (10/11ths) of the Performance Benefit or Seventy Thousand Nine Hundred Nine Dollars and Ninety Cents ($70,909.90) annually (not including the $2,000 Basic Benefit described below in subparagraph (f)).

                  (c) The Company may, but need not, set aside assets or investments as a reserve for the compensation hereunder. Title to and beneficial ownership of any assets, whether cash or other investments which the Corporation may set aside to pay the contingent compensation hereunder, shall at all times remain in the Corporation and the Participant and his spouse shall not have any property interest whatsoever in any specific assets of the Corporation.

                  (d) Beginning January 1, 1995, for each year that the Participant remains as the Company's Chief Executive Officer, the Company must meet or exceed all of the following performance standards based on a three-year average (consisting of that year and the preceding two years): (i) the Company must produce a One Percent (1%) return on average Company assets; (ii) the
Company must maintain a Six Percent (6%) leveraged capital ratio; (iii) the Company must produce a Ten Percent (10%) return on average Company equity; and
(iv) the Company must be considered "adequately capitalized", in accordance with applicable Federal Deposit Insurance Corporation (FDIC) standards. For example, if the Company has a 0.9% return on assets during 1996, but had a 1.2% return during 1994 and 1995, the three-year average would be 1.1% and would meet the performance standard described in subparagraph (d)(i). The determination of whether these performance standards are met shall be made by the independent accounting firm which regularly performs accounting services for the Company and such determination shall be binding on all persons for all purposes. Notwithstanding that the Company meets all of the foregoing performance standards, the Company shall be deemed to have not satisfied the performance standards in any year during which a regulatory order, memorandum or agreement is issued or entered into or in any year in which a majority of the Board of Directors of the Company determines in good faith that the Participant's performance as Chief Executive Officer is unsatisfactory for any reason. In the event the Company fails to meet the performance standards in any year, not only will no portion of the Performance Benefit be credited for such year, there will be no opportunity in the future to make up for the portion not credited for such year. Thus, for the Participant to be entitled to the full Target Benefit, the performance standards (and other requirements contained in this Agreement) must be met each and every year through 2005.

                  (e) If the Participant's employment is terminated or modified as a result of a change of control before the Participant shall have remained in his capacity as Chief Executive Officer in a substantially full time capacity up to and including calendar year 2005, One Twenty-Second (1/22nd) of the Performance Benefit shall vest on the last day of each of the Company's fiscal years subsequent to such change of control through 2005, regardless of the performance standards described in subparagraph (d) above. For purposes of this subparagraph, "change of control" is defined as a merger, acquisition or change of control that requires notice to or approval of State or Federal banking regulators.

                  (f) In addition to the Performance Benefit, the Participant shall be entitled to a Basic Benefit equal to Two Thousand Dollars ($2,000) per year, for the remainder of Participant's life, beginning on April 30th of the year following the year Participant reaches age Sixty-Five (65). The Participant shall be entitled to the Basic Benefit only if the Participant is still living on April 30th of the year following the year Participant reaches age Sixty Five
(65). The performance standards described in subparagraph (d) above shall not apply to this Basic Benefit. The Basic Benefit shall terminate on Participant's death.

5. The benefits to be paid as compensation (unless forfeited by occurrence of any of the events of forfeiture specified in paragraph 7, below) are to be paid as follows:

(a) The Basic Benefit shall be paid to the Participant on each April 30th following the year in which Participant reaches age Sixty-Five (65), for as long as the Participant is living. This Basic Benefit shall terminate on
Participant's death. For example, if Participant dies on April 29, 2006, no Basic Benefit will be payable under this Agreement or if Participant dies on April 29, 2025, the Basic Benefit will be payable for a total of Twenty (20) years.

(b) The Performance Benefit shall be payable on April 30, 2006, and each April 30th thereafter up to and including April 30, 2020, as long as the Participant is living on April 30th of each year and the other requirements of this Agreement are and continue to be met.

                  (c) In the event of Participant's death before some or all of the Fifteen (15) Performance Benefit payments have been made to the Participant, One Hundred Percent (100%) of the Performance Benefit payments (not including the Basic Benefit) which would have been paid to the Participant but for his death, shall be paid on an annual basis for the Participant's spouse beginning on the first April 30th following Participant's death. Such payments shall cease on the earlier of the death of the spouse or upon making the Fifteenth (15th) payment. In the event that the Participant's spouse predeceases the Participant or dies under circumstances in which it cannot be determined whether such spouse survived the Participant, no payments shall be made to the spouse under this subparagraph.

                  (d) Participant or Participant's spouse shall only be entitled to payment on April 30th of any year if the Participant, or the Participant's spouse, as the case may be, is living on said April 30th. All benefits hereunder shall cease and terminate after the death of the survivor of the Participant and the Participant's spouse. For example, if the Participant and the Participant's spouse died in a common accident on May 1st, prior to the Company having paid the compensation due the previous day, that payment in "pay status" would be made to the Participant's Estate (or to a trust established by the Participant for his benefit for his life), but no payments would be made under this Agreement in any subsequent year.

                  (e) If the Participant's employment by the Company is terminated (including on account of death or disability, voluntary resignation or termination with or without cause) or if Participant's employment is modified for any reason (such as continuing employment but on a part-time basis or in a different capacity), before the Participant shall have remained in his capacity as Chief Executive Officer in a substantially full time capacity up to and including calendar year 2005, then the compensation accrued to that date, plus any compensation that may accrue as specified in subparagraph 4(e) above, shall be held as the Board in its discretion may determine and no payments shall be made until April 30 of the year following the earlier of Participant's death or Participant's Sixty-Fifth (65th) birthday, at which time payments shall be made in the same manner and to the same extent as set forth herein.

(f) Except as otherwise provided herein, all of the foregoing payments shall be made on April 30 (unless April 30 is a Saturday, Sunday or holiday, in which case payment shall be made on the next business day). All payments shall be subject to customary tax and other withholding as required by law.

(g) The  Participant  shall be deemed to have become  disabled  for  purposes of
subparagraph   (e),  above,  if  the  Participant  has  been  determined  to  be permanently disabled under the Company's group disability plan.

                  (h) Notwithstanding anything herein to the contrary, the Board shall have the right in its sole discretion to vary the manner and time of making the installment distributions provided in this Agreement and may make such distributions in lump sums or over a shorter or longer period of time as it may find appropriate; provided that the installment distributions may only be made over a longer period of time if necessary in order to comply with bank regulatory requirements.

         6. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Participant, his spouse or any other person. Any funds which may be set aside under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

         7. Notwithstanding anything herein contained to the contrary, no payment of any then unpaid installments of compensation shall be made and all rights under the Agreement of the Participant and his spouse, or any other person, to receive payments thereof shall be forfeited if any of the following events shall occur:

(a) The Participant while employed by the Company shall engage in any activity or conduct which in the opinion of the Board is contrary to the established policies of the Company, including, for example, the Ethics and Conflicts of Interest policy then in effect.

(b) After the Participant ceases to be employed by the Company, he shall fail or refuse to provide advice and counsel to the Company when reasonably requested to do so, except Participant shall not be required to render such services during vacation periods or during any periods of illness or other incapacity.

(c) If it is determined by any bank regulatory authority that this Agreement is excessive, illegal or otherwise improper.

8. The rights of the Participant and his spouse under this Agreement may not be assigned, pledged, encumbered or otherwise transferred.

         9. If the Board shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness, accident or disability, any payment due may be paid to the spouse of such person or the custodian of such person or the trustee of a trust which was established by such person for such person's benefit. Any payments to a spouse, custodian or trustee as provided above shall act as a complete discharge of the liabilities of the Company under this Agreement.

10. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company as Chief Executive Officer or in any other capacity.

11. Any compensation payable under this Agreement shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its Participants.

         12. The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, including the amount of the Performance Benefit, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his or her own willful misconduct or lack of good faith. Any decision by the Company denying a claim by the Participant or his beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Participant or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Company's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Company shall afford a reasonable opportunity to the Participant or such beneficiary for a full and fair review of the decision denying such claim.

13. For purposes of this Agreement, the spouse of the Participant shall be that person who is legally married to the Participant and was not living separate and apart from the Participant at the time of the Participant's death.

         14. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Participant and his heirs, executors, administrators, and legal representatives. Nothing contained in the foregoing shall be interpreted as requiring any entity which acquires control of the Company or acquires substantially all of the Company's assets from continuing to employ Participant in his capacity as Chief Executive Officer or in any other capacity or requiring the acquiring entity to continue to set aside or credit any further amounts for the Participant's Performance Benefit.

15. If any of the provisions of this Agreement shall be determined to be invalid, the remaining provisions of this Agreement shall continue in full force and effect.

16. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

17. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration or court proceeding arising as the result of a dispute arising under any or all of the provisions contained in this Agreement, the prevailing party or parties shall be entitled to recover from the other party its reasonable attorneys' fees and costs of suit.

              IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and Participant has hereunto set his hand and seal as of the date first above written.

     BAY AREA BANK                                                PARTICIPANT



     By_____________________                          _________________________
        Its____________________                                 John O. Brooks